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                                                                EXHIBIT 10.10(a)
                                                                  BKMU 2000 10-K

                        FIRST NORTHERN SAVINGS BANK, S.A.
               NONQUALIFIED DEFERRED RETIREMENT PLAN FOR DIRECTORS

         In order to assist the members of the Board of Directors of First Northern Savings Bank, S.A. (hereinafter "First Northern") in providing for their retirement security, and to induce continued service by said directors on behalf of First Northern, First Northern hereby adopts the FIRST NORTHERN SAVINGS BANK, S.A. NONQUALIFIED DEFERRED RETIREMENT PLAN FOR DIRECTORS (the "Plan").

                                    ARTICLE I

                                   ELIGIBILITY

         For purposes of this Plan, a director eligible to participate in the Plan shall be any individual who, on or after the Effective Date set forth herein, is serving as a member of the Board of Directors of First Northern (an "Eligible Director"). An Eligible Director shall also include any director of an advisory board established by First Northern if such director was a director of a predecessor institution and such director is designated by First Northern as an Eligible Director.

                                   ARTICLE II

                           DEFERRED RETIREMENT BENEFIT

         1. Termination at or after age 62. An Eligible Director who terminates Board Service for any reason after both attaining age 62 and completing at least 9 full years of Board Service shall be entitled to a monthly retirement benefit from the Plan. For purposes of the Plan, the term Board Service shall mean service as an Eligible Director, including service both before and after the Effective Date of the Plan and including service as a director of a predecessor institution.

         2. Termination before age 62. An Eligible Director who terminates Board Service for any reason before attaining age 62 shall be entitled to a monthly retirement benefit from the Plan if, as of the date the Eligible Director terminates Board Service, his age plus his full years of Board Service equal or exceed 75.

         3. Termination for Cause. Notwithstanding paragraphs 1 and 2 above, in the event of an Eligible Director's termination of Board Service for cause (as defined at 12 C.F.R.ss.563.39(b)(1)), such Eligible Director (and his beneficiary) shall forfeit any and all rights to the present or future receipt of any retirement benefit under the Plan.


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                                   ARTICLE III

                               PAYMENT OF BENEFIT

         1. Payment of Benefit. First Northern shall pay to each Eligible Director entitled to a benefit under Article II a monthly retirement benefit of $1,000 commencing as of the first day of the month following the later of (i) the date the Eligible Director attains age 62, (ii) the date the Eligible Director terminates Board Service, or (iii) the date the Eligible Director terminates employment with First Northern and its affiliates. Monthly payments of $1,000 shall continue for 180 months or until the Eligible Director's death, if earlier.

         2. Suspension of Payments. In the event a former Eligible Director who is receiving monthly payments under the Plan becomes an employee of First Northern or any of its affiliates, or returns to Board Service as an Eligible Director, payment of benefits under the Plan shall be suspended during the period of such employment and/or additional Board Service. Payments shall recommence on the first of the month following the later of (i) the date the Eligible Director terminates employment with First Northern and its affiliates, or (ii) the date the Eligible Director terminates Board Service. Monthly retirement payments shall continue until the total number of payments made (including payments made prior to the Eligible Director's employment or return to Board Service) equals 180 monthly payments, or until the Eligible Director's death, if earlier.

         3. Death of Eligible Director. If an Eligible Director dies after benefits have commenced under paragraph 1 above, but prior to the receipt of 36 monthly payments, monthly payments of $1,000 shall be continued to the beneficiary designated by the Eligible Director for the duration of the 36 month period. No payment shall be made under this Plan after the death of the Eligible Director if such Eligible Director dies after receipt of 36 monthly payments or dies before benefits have commenced under paragraph 1 above.

         4. Beneficiary Designation. An Eligible Director may at any time file with First Northern a written designation of a beneficiary who is to receive any amount payable under the Plan in the event of the Eligible Director's death. The Eligible Director shall have the right to change his beneficiary from time to time; provided, however that with the designation on file with First Northern at the time of the Eligible Director's death to be controlling. If no beneficiary has been designated or if the designated beneficiary predeceases the Eligible Director, then the beneficiary shall be the Eligible Director's surviving spouse, or of none, the Eligible Director's estate.

                                   ARTICLE IV

                          FIRST NORTHERN NOT AN ADVISOR

         First Northern offers this Plan as an accommodation to Eligible Directors, but makes no representations or warranties concerning tax, Social Security, or other ramifications of the Plan to any participant. Each Eligible Director, by the act of

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participating in the Plan, acknowledges First Northern's lack of liability and/or responsibility for tax, Social Security and/or other consequences of such participation.

                                    ARTICLE V

                      AMENDMENT AND TERMINATION OF THE PLAN

         The Board of Directors of First Northern may, from time to time, amend or terminate the Plan; provided, however, that no such amendment or termination shall impair the rights of any individual receiving benefits under the Plan on the date of such amendment or termination.

                                   ARTICLE VI

                      MERGER OR OTHER BUSINESS COMBINATION

         In the event of a merger or other business combination involving First Northern in which it is not the resulting institution or entity, or which involves a change in control of First Northern (as defined at 12 C.F.R. ss.
574.4 or which shall be deemed to occur as the result of any merger or combination which results in the members of the Board of Directors of First Northern constituting less than a majority of the board of directors of the resulting or surviving institution existing after such merger or combination), the rights and obligations of First Northern under the Plan shall become the rights and obligations of the successors or acquiring entity or institution in the merger or business combination. For all purposes under the Plan, service by an Eligible Director as a member of the board of directors (or as an advisory director) of a successor or acquiring institution or entity following a merger or other business combination shall constitute Board Service as a member of the Board of Directors of First Northern.

                                   ARTICLE VII

                                  MISCELLANEOUS

         1. Other Plans. Nothing in the Plan shall be construed to affect the rights of the Eligible Director, his beneficiaries, or his estate to receive any retirement or death benefit under any tax qualified or nonqualified pensions plan, deferred compensation agreement, insurance agreement, tax-deferred annuity or other retirement plan maintained by First Northern or any other person or entity. Amounts paid under this Plan shall be disregarded for purposes of determining any benefits to which an Eligible Director shall be entitled under any of the above-described plans or agreements unless specifically provided to the contrary in such plan or agreement.

         2. No Trust Created. Nothing contained in this Plan, and no actions taken pursuant to the provisions of this Plan, shall create or be construed to create a trust of any kind or a fiduciary relationship between First Northern and any Eligible Director or any other person. Any benefits paid under the Plan shall be paid directly by First Northern out of its general assets, and First Northern shall not be required to separately fund, or to

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segregate on its books or otherwise, any amount to be used for payment of benefits under the Plan.

         3. Service With Another Employer. An Eligible Director may not serve as a director, officer, or employee of any commercial bank, savings bank, savings and loan association, credit union, other financial institution, or holding company thereof, prior to or while receiving payments under this Plan. Any Eligible Director who serves in any of the above capacities prior to receipt of all benefits under the Plan shall forfeit any and all rights to any remaining retirement benefits otherwise payable under the Plan.

         4. Non-Assignability. The rights and benefits under the Plan are personal to each Eligible Director and to his designated beneficiary at death and may not be otherwise alienated, assigned, pledged, transferred, or otherwise disposed of.

         5. Controlling Law. The Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin.

         6. Gender and Number. Whenever used herein, a masculine pronoun shall be deemed to include the feminine, and a plural word shall be deemed to include the singular and plural in all cases where the context requires.

         7. Notice. All notices, beneficiary designations, and other communications provided for or contemplated under the Plan shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

                           If to    First Northern:
                                    First Northern Savings Bank, S.A.
                                    201 North Monroe Avenue
                                    P.O. Box 23100
                                    Green Bay WI 53405-3100

or if to an Eligible Director to said Director's most recently known home address as reflected on the records of First Northern.

         8. Effective Date. The Effective Date of the Plan shall be ____________ ___, 1991.


         IN WITNESS WHEREOF, First Northern has caused the Plan to be executed by its duly authorized officer, to be effective as of the date specified above.

                                             FIRST NORTHERN SAVINGS BANK,.


                                             By: _______________________________

                                             Attest: ___________________________



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                        FIRST NORTHERN SAVINGS BANK, S.A.
               NONQUALIFIED DEFERRED RETIREMENT PLAN FOR DIRECTORS
                          BENEFICIARY DESIGNATION FORM

         As an Eligible Director participating in the First Northern Savings Bank, S.A. Nonqualified Deferred Retirement Plan for Directors (the "Plan"), I hereby revoke any prior beneficiary designation I may have made and designate the following person as my beneficiary for any death benefits which may become payable under the Plan:



         Beneficiary:
                     -----------------------------------
         Relationship:
                      ----------------------------------
         Address:
                 ---------------------------------------

         The above designation shall remain in full force and effect until revoked or modified by me by filing a new Beneficiary Designation Form with First Northern Savings Bank, S.A. I understand that if I am married and a Wisconsin resident, my spouse may have an interest in any death benefit payable under the Plan pursuant to Wisconsin's marital property law, and that my beneficiary designation may be ineffective to the extent of my spouse's rights.


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Date                                        Eligible Director Signature


Received by First Northern Savings
Bank, S.A.:


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Date                                        Signature/Title